Exhibit 4.6




                         RESTATED AMENDMENT NO. FOUR TO

                    TREADCO, INC. EMPLOYEES' INVESTMENT PLAN

                As Amended and Restated Effective January 1, 1994
                -- ------- --- -------- --------- ------- -- ----

     WHEREAS, effective as of September 1, 1991, Treadco, Inc. (the "Company") adopted the Treadco, Inc. Employees' Investment Plan (the "Plan") for the benefit of its employees, and effective as of January 1, 1994, the Plan was amended and restated in its entirety; and

     WHEREAS, the Company subsequently adopted Amendment One, effective as of January 1, 1996 and Amendment No. Two and Amendment No. Three, effective August 15, 1996; and

     WHEREAS, pursuant to Section Twenty-One of the Plan, the Company has the authority to amend the Plan as provided herein; and

     WHEREAS, the Company desires to amend the Plan, effective November 1, 1997, to effect a merger of the Treadco Employee Stock Ownership Plan into the Plan; and

     WHEREAS, the Company wants to amend the Plan, effective as of January 1, 1998, except as otherwise provided, to: (i) change the name of the Plan; (ii) revise the definition of "Eligible Employee" in the Plan to clarify that casual employees are required to complete one thousand (1,000) hours within an "Eligibility Year of Service," as defined in the Plan, in order to become eligible to participate in the Plan; (iii) clarify the definition of Employee;
(iv) correct certain scrivener's errors; (v) change to daily Entry Dates; (vi) increase the amount a Participant may defer as Before-Tax Deposits; (vii)) allow in-kind distributions of Company stock from all Plan accounts; and (viii) amend the Plan in accordance with the Taxpayer Relief Act of 1997 to allow for the involuntary cash-out of the vested accounts of terminated participants that do not exceed $5,000; and

     WHEREAS, the Company adopted Amendment No. Four to Treadco, Inc. Employees' Investment Plan ("Amendment Four") to accomplish the desired changes set forth above; and

     WHEREAS, the Company desires to adopt a Restated Amendment Four to correct some clerical omissions in the original Amendment Four.

     NOW, THEREFORE, pursuant to its authority under Section Twenty-One of the Plan, the Company amends the Plan effective as provided below:


1 Effective January 1, 1998, the first full paragraph of existing Section 1.1 of the Plan is deleted in its entirety, and the following is substituted in its place:

          "1.1 Restatement of the Plan. Subject to the terms and conditions hereinafter set forth, Treadco, Inc. (the "Sponsoring Company") hereby amends and restates, effective as of January 1, 1994 (except as otherwise provided herein), the Treadco, Inc. Employees' Investment Plan, a Code
     Section 401(k) plan for the exclusive benefit of its Employees and their Beneficiaries, which was originally established effective as of September 1, 1991, and was thereafter amended from time to time. Effective on January 1, 1998, the Treadco, Inc. Employees' Investment Plan is renamed the Treadco, Inc. 401(k) Savings Plan."

                                                                     Exhibit 4.6


2 Effective November 1, 1997, existing Section 1.3 of the Plan is hereby deleted in its entirety, and the following is substituted in its place:

          "1.3 Prior Plans. Effective as of July 1, 1991, the employees of ABC Treadco, Inc. ("Old Treadco") were transferred to employment with the newly formed Treadco, Inc. Old Treadco maintained a Code Section 401(k) plan, which was substantially similar to the Plan, for the benefit of its eligible employees; this plan was known as the ABC Treadco, Inc. Employees' Investment Plan (the "Prior Plan"). The assets of the Prior Plan were transferred to the Plan and deposited with and held, subject to the provisions of the Plan, by the Trustee of Investment Trust No. 2 (if attributable to contributions to the Arkansas Best Corporation stock fund in the Prior Plan) or the Trustee of Investment Trust No. 1 (if attributable to other assets of the Prior Plan).

          Effective on November 1, 1997, the Treadco Employee Stock Ownership Plan ("ESOP") was amended to merge the ESOP into the Plan. The assets of the ESOP were transferred to the Plan and deposited and held, subject to the provisions of the Plan, by the Trustee of Investment Trust No. 1, which was established pursuant to a 'Trust Agreement'."

3 Effective November 1, 1997, existing Section 1.5 of the Plan is hereby deleted in its entirety, and the following is substituted in its place:

          "1.5 Separate Trusts. Two (2) separate Trusts, the Investment Trust No. 1 and the Investment Trust No. 2, have been established and have been maintained for the purposes of the Plan (and other plans sponsored by Affiliated Companies) and the moneys thereof have been invested in accordance with the terms of such Trusts. Effective as of November 1, 1997, the Investment Trust No. 2 shall be terminated and its assets transferred into Investment Trust No. 1. All Before-Tax Deposits and Company Matching Deposits made in cash (unless the Board of Directors of the Sponsoring Company directs otherwise), shall be paid to the Trustee of the Investment Trust No. 1 for investment therein. The Investment Trust No. 1 shall consist of the assets held in each Investment Fund, including the Company Stock Fund."

4 Effective as of November 1, 1997, existing Section 2.1 of the Plan is deleted in its entirety, and the following is substituted in its place:

          "2.1 'Account' or 'Accounts' shall mean the Basic Before-Tax Deposit Account, if any; the Supplemental Before-Tax Deposit Account, if any; the Choice Benefits Deposit Account, if any; the Company Matching Deposit Account; the ESOP Account, if any; and the Rollover Account, if any, and any other account established by the Administrative Committee in its sole discretion, collectively or singly as the context requires, maintained for each Participant under the Plan."


5 Effective January 1, 1998, existing Subsection 2.16(1) of the Plan is deleted in its entirety, and the following is substituted in its place:

          "2.16(1) any person who is a 'casual employee' of a Participating Company as defined by the Participating Company's uniform and nondiscriminatory employment policy unless and until such casual employee completes an 'Eligibility Year of Service.' An 'Eligibility Year of Service' shall mean the Employment Period during which a casual employee performs one thousand (1,000) or more Hours of Service subject to the provisions of Section Three hereof. For purposes of determining a casual employee's Eligibility Year of Service, the 'Employment Period' to be used shall be the initial twelve (12) consecutive month period beginning on a casual employee's Employment Commencement Date and thereafter the Plan Year, beginning with the Plan Year within which occurs the casual

                                                                     Exhibit 4.6


     employee's first (1st) anniversary of his Employment Commencement Date. Any casual employee who is credited with one thousand (1,000) or more Hours of Service with a Participating Company or an Affiliated Company in both the initial twelve (12) month period beginning on such casual employee's Employment Commencement Date and the Plan Year within which such initial twelve (12) month period ends, shall be credited with two (2) Eligibility Years of Service at the end of such Plan Year."


6 Effective January 1, 1998, existing Section 2.17 of the Plan is deleted in its entirety, and the following is substituted in its place:

          "2.17 'Employee' shall mean any person who is classified as an employee by an Affiliated Company and receives a compensation from an Affiliated Company that is subject to FICA tax. Notwithstanding anything in this Section 2.17 to the contrary, in the event an individual is denied eligibility under the Plan in accordance with Section Three hereof because the individual is not classified by an Affiliated Company as an Employee, any reclassification of such individual as an Employee shall only be effective for purposes of this Plan from the date of such determination (notwithstanding any retroactive reclassification of such individual as an Employee for any other purpose under the Code). Any leased employee shall be considered an 'Employee' under the Plan to the extent required by Sections 414(n) or 414(o) of the Code, but shall not be eligible to participate in the Plan unless and until he meets the requirements to be an Eligible Employee, as defined above, and otherwise meets the eligibility criteria of Section Three hereof."


7 Effective January 1, 1998, existing Section 2.19 of the Plan is deleted in its entirety, and the following is substituted in its place:

          "2.19 'Entry Date' shall mean each business day."


8 Effective January 1, 1998, existing Section 2.30 of the Plan is deleted in its entirety, and the following is substituted in its place:

          "2.30 'Plan' shall mean the Treadco, Inc. 401(k) Savings Plan as set forth in this document, and as hereafter amended from time to time."


9 Effective November 1, 1997, existing Section 2.42 of the Plan is hereby deleted in its entirety, and the following is substituted in its place:

          "2.42 'Trustee' shall mean Fidelity Management Trust Company, trustee of the Investment Trust No. 1, and any additional or successor Trustees. Except as otherwise provided in the Trust Agreements and herein, the Trustees shall be the 'Named Fiduciaries' referred to in Section 402(a) of ERISA with respect to the control, management and disposition of the Trust Funds."


10 Effective January 1, 1998, existing Section 2.46 of the Plan is hereby amended to add the following definitions:

                  "'Eligibility Year of Service'              Section 2.16(1)

                  'Employment Period'                         Section 2.16(1)"

                                                                     Exhibit 4.6


11 Effective November 1, 1997, existing Section 2.46 of the Plan is hereby amended to add the following definitions:

                  "'ESOP'                                      Section 1.3

                  'ESOP Account'                               Section 9.1"


12 Effective January 1, 1998, existing Section 3.1 of the Plan is deleted in its entirety, and the following is substituted in its place:

          "3.1 Service. Each Eligible Employee who was a Participant on December 31, 1993, shall be a Participant in the Plan on January 1, 1994. Each Eligible Employee whose Employment Commencement Date is on or after January 1, 1994, shall be eligible to become a Participant in the Plan as of the Entry Date coincident with or next following a twelve month Period of Service; provided, however, that any casual employee shall be eligible to become a Participant in the Plan on the Entry Date coincident with or next following the satisfaction of the requirements of Subsection 2.16(1). In the event an Eligible Employee suffers a Termination of Employment prior to the Entry Date upon which such Employee would have become a Participant in the Plan, as the case may be, and such Eligible Employee is reemployed by a Participating Company prior to a One-Year Period of Severance, such Eligible Employee shall be eligible to become an Active Participant in the Plan as of the date the Eligible Employee would have attained a twelve month Period of Service had such Termination of Service not occurred and shall then be eligible to become an Active Participant in the Plan as of the Entry Date coincident with or next following the date the Eligible Employee became a Participant."

13 Effective January 1, 1998, existing Subsection 6.2(1) of the Plan is deleted in its entirety, and the following is substituted in its place:

          "6.2(1) Each Participant may have contributed on his behalf to the Trust Fund each month by salary reduction an amount ('Basic Before-Tax Deposit') which shall be equal to one percent (1%), two percent (2%), three percent (3%), four percent (4%), five percent (5%), or six percent (6%) of such Participant's Compensation for such month, as such Participant shall elect on the written authorization form provided for herein. Any Active Participant who elects to have made on his behalf Basic Before-Tax Deposits of six percent (6%) of his Compensation for each month may also elect to have contributed on his behalf to the Trust Fund each month by salary reduction an additional amount ('Supplemental Before-Tax Deposit') equal to from one percent (1%) to nine percent (9%) of his Compensation; provided, however, such percent must be a whole percent. Any designated Before-Tax Deposits (whether Basic or Supplemental Deposits or both) shall qualify as elective contributions under Section 401(k) of the Code and the regulations thereunder."

14 Effective November 1, 1997, existing Section 8.1 of the Plan is hereby deleted in its entirety, and the following is substituted in its place:

          "8.1 Regular Valuation. The Trustee of the Investment Trust No. 1 shall evaluate such Trust Fund (separately itemized with respect to each Investment Fund under Section 9.4 hereof of the Investment Trust No. 1) at fair market value as of the close of business on each Valuation Date. The Trustees of the Investment Trust No. 1 shall evaluate the Company Stock Fund at fair market value as of the close of business on each Valuation Date. In making such valuations, except as otherwise provided for herein or in a Trust Agreement, the Trustee shall use the modified cash basis method of accounting and shall deduct all charges, expenses and other liabilities, if any, then chargeable against the Trust Fund, in order to give effect to income realized and expenses paid, losses sustained and unrealized gains or losses constituting appreciation or depreciation in the value of Trust investments since the last previous valuation. At the request of the

                                                                     Exhibit 4.6


     Administrative Committee, as soon as practicable after such valuation, the Trustee shall deliver in writing to the Administrative Committee a valuation of the Trust Fund together with a statement of the amount of net income or loss (including appreciation or depreciation in the value of Trust investments) since the last previous valuation."

15 Effective as of November 1, 1997, existing Section 8.2 of the Plan is deleted in its entirety, and the following is substituted in its place:

          "8.2 Valuation of Company Stock. In making any valuation of the portion of the Trust Fund consisting of Company Stock, the Trustee of Investment Trust No. 1 shall determine the fair market value of Company Stock."


16 Effective November 1, 1997, existing Section 9.1 of the Plan is hereby deleted in its entirety, and the following is substituted in its place:

          "9.1 Separate Accounts. Subject to the provisions of Section 17.2 hereof, the Administrative Committee shall maintain for each Participant a separate Company Matching Deposit Account, a separate Basic Before-Tax Deposit Account, a separate Supplemental Before-Tax Deposit Account, a separate Choice Benefits Deposit Account as necessary, an ESOP Account as necessary, and a separate Rollover Account, as necessary. The term 'ESOP Account' means the separate account maintained for each Participant who was a Participant in the ESOP on the date of its merger into the Plan and to which shall be posted all of such Participant's funds transferred from the ESOP, as adjusted in accordance with the provisions of Section Nine. The amount contributed by or on behalf of a Participant or allocated to such Participant shall be credited to the appropriate Account in the manner set forth in Sections Six and Seven hereof. All payments to a Participant or his Beneficiaries shall be charged against the respective Accounts of such Participant."

17 Effective on November 1, 1997, the last sentence of existing Section 9.3 of the Plan is hereby deleted in its entirety, and the following is substituted in its place:

     "With respect to a Participant's Company Matching Deposit Account and ESOP Account, such adjustment, if necessary, shall be made by adjusting the number of shares, if applicable, of Company Stock allocated to each Participant's Company Matching Deposit Account and ESOP Account, respectively."

18 Effective on January 1, 1998, existing Subsection 9.4(1) of the Plan is hereby deleted in its entirety, and the following is substituted in its place:

          "9.4(1) Notwithstanding any other provision of the Plan or the Trust Agreement with respect to control over and direction of the investment of assets in the Trust Fund, each Participant may, at such time and in such manner as the Administrative Committee shall determine pursuant to a uniform policy established by it, direct that all or any part (subject to such percentage increment limitations as the Administrative Committee shall determine from time to time) of the amounts constituting such Participant's existing Account and his future Before-Tax Deposits and Company Matching Deposits (and such other contributions to the Plan, or amounts attributable to such other contributions, as determined by the Administrative Committee, in its sole discretion) be invested among such investment funds as the Administrative Committee shall offer from time to time ("Investment Funds") for direction by Participants. This Section 9.4 is intended to meet the requirements of Section 404(c) of ERISA by allowing each Participant to direct the investment of his individual Accounts."

19 Effective on January 1, 1998, existing Subsection 9.4(3) of the Plan is hereby deleted in its entirety, and the following is substituted in its place:

                                                                     Exhibit 4.6



          "9.4(3) At such times as the Administrative Committee shall permit, and in such manner as the Administrative Committee shall determine, pursuant to uniform policies established by it, each Participant may (i) direct that all, or any part (subject to such percent increment limitations as the Administrative Committee shall determine from time to time) of the amounts in the Participant's Accounts which are invested on his behalf in any of the Investment Funds, be liquidated and the proceeds thereof reinvested in the other Investment Funds and (ii) redirect the investment of future Before-Tax Deposits and Matching Contributions (and future earnings on all such amounts) in accordance with the provisions of Subsection 9.4(1) hereof. In the event at any time a Participant does not elect to redirect any Account balances or future contributions as provided for in this Subsection 9.4(3), then such Participant's prior directions shall remain in effect."

20 Effective on January 1, 1998, existing Subsection 9.4(4) of the Plan is hereby deleted in its entirety, and the following is substituted in its place:

          "9.4(4) The Trustee shall carry out Participant's directions or redirections permitted by this Section 9.4 (or in the absence of directions, shall invest as provided in Subsection 9.4(5) hereof) as soon as administratively practicable. Notwithstanding the foregoing, in the event a Participant has directed that only part of his interest in any of the Investment Funds be liquidated and reinvested in one or more of the other Investment Funds only the nearest value of whole units will be liquidated and reinvested."


21 Effective on January 1, 1998, Existing Subsection 9.4(5) of the Plan is hereby deleted in its entirety, and the following is substituted in its place:

          "9.4(5) If a Participant fails or refuses to exercise any of his investment direction rights as provided for in this Section 9.4, the Trustee shall invest all amounts (not otherwise directed) in the lowest risk Investment Fund available, as determined by the Administrative Committee."


22 Effective on November 1, 1997, existing Subsection 9.5(1) of the Plan is hereby deleted in its entirety, and the following is substituted in its place:

          "9.5(1) Company Matching Deposits which are made in cash and contributed to Investment Trust No. 1 and any forfeited, Non-Vested Amounts held in the Company Stock Fund that are applied to reduce Company Matching Deposits as provided in Subsection 14.4(2) will be invested by the Trustee of Investment Trust No. 1 in the Company Stock Fund. The Trustee may retain any shares of Company Stock which are received as a result of a stock dividend or stock split, and shall invest any cash or cash-equivalent amounts held in the Company Stock Fund in Company Stock as soon as practicable unless directed otherwise by the Board of Directors of the Sponsoring Company or unless the Trustee determines that it is necessary to retain such amounts in cash to make distribution or to pay administrative expenses."


23 Effective on January 1, 1998, existing Subsection 9.5(1) of the Plan is hereby deleted in its entirety, and the following is substituted in its place:

          "9.5(1) The Company Stock Fund shall be one of the Investment Funds available for the investment of any portion of a Participant's Account in accordance with Section 9.4. The Company Stock Fund may be partially invested in cash, cash-equivalents, or short-term investments as needed to meet liquidity requirements or if amounts are too small to reasonably invest in Company Stock."

                                                                     Exhibit 4.6


24 Effective on November 1, 1997, existing Subsection 9.5(2) of the Plan is hereby deleted in its entirety, and the following is substituted in its place:

          "9.5(2) Any amount in the Company Stock Fund not currently invested in Company Stock shall be invested by the Trustee of Investment Trust No. 1 only in cash-equivalent investments, including, but not limited to, investments in commingled funds, as such Trustee shall determine."


25 Effective on November 1, 1997, existing Subsection 9.5(3) of the Plan is hereby deleted in its entirety, and the following is substituted in its place:

          "9.5(3) All shares of Company Stock in the Company Stock Fund shall be voted by the Trustee of Investment Trust No. 1 in the manner provided by Investment Trust No. 1."


26 Effective as of November 1, 1997, existing Section 12.1 of the Plan is deleted in its entirety, and the following is substituted in its place:

          "12.1 Disability Retirement Benefits. If a Participant retires by reason of Total and Permanent Disability while in a Participating Company's or an Affiliated Company's employ or on Leave of Absence, all of his Accounts shall fully vest and, subject to the provisions of Section 17.3 hereof, he shall be entitled to receive benefits equal to the total amount in all of his Accounts under the Plan, as determined in accordance with the provisions of Section 15.2 hereof. Such benefits shall be paid as provided in Subsection 15.2(1) and Section 15.5 hereof."


27 Effective as of November 1, 1997, existing Subsection 13.1 of the Plan is deleted in its entirety, and the following is substituted in its place:

          "13.1 Retirement Benefits. All of a Participant's Accounts shall fully vest and be nonforfeitable on his Retirement Date, provided such Participant is employed by a Participating Company or an Affiliated Company on such date. A Participant who continues in the Participating Company's employ after his Retirement Date shall continue to be a Participant in the Plan until his actual retirement. Subject to the provisions of Section 17.3 hereof, any Participant who retires under this Section 13.1 shall be entitled to receive benefits equal to the total amounts in all of his Accounts under the Plan as determined in accordance with the provisions of
     Section 15.1 hereof. Such benefit shall be paid as provided in Subsection 15.2(1) and Section 15.5 hereof."


28   Effective as of November 1, 1997, the first sentence of existing Subsection
     13.2 of the Plan is deleted in its entirety, and the following sentence is substituted in its place:

          "13.2 Death Benefits. Upon the death of a Participant while in the employ of a Participating Company, an Affiliated Company or on Leave of Absence, all of his Accounts shall fully vest and, subject to the provisions of Section 17.3 hereof, the following person or persons shall be entitled to receive benefits equal to the total amounts in the deceased Participant's Accounts under the Plan as determined in accordance with the provisions of Subsection 15.2(1) and Section 15.5 hereof:

               (i) In the case of a Participant who is married as of the date of his death, except as provided in Subsection (ii) below, his surviving spouse.

               (ii) In the case of a Participant who is married on the date of his death but who has designated a Beneficiary other than his surviving spouse pursuant to Section Eleven hereof and (a) whose

                                                                     Exhibit 4.6


          surviving  spouse has executed a Qualified  Consent as provided for in
          Section 11.2 hereof or (b) who has not been married to the same spouse continuously for at least one (1) year as of the date of his death, his designated Beneficiary pursuant to Section Eleven hereof.

               (iii) In the case of a Participant who is not married on the date of his death, his designated Beneficiary pursuant to Section Eleven hereof."


29 Effective on November 1, 1997, existing Section 14.1 of the Plan is hereby deleted in its entirety, and the following is substituted in its place:

          "14.1  Vesting  upon   Termination  of  Employment.   Subject  to  the
     provisions of Sections 14.4 and 17.3 hereof, in the event of the Termination of Employment of a Participant, such Participant shall be entitled to receive (i) one hundred percent (100%) of the amounts in all of his Accounts other than his Company Matching Deposit Account and ESOP Account, and (ii) the following percentage of the amount in his Company Matching Deposit Account and ESOP Account as determined in accordance with the provisions of Subsection 15.2(1) and Section 15.5 hereof, based upon such Participant's number of Vesting Years of Service prior to such Termination of Employment:

                  Number of Vesting
                  Years of Service                   Vested Percentage
                  ----- -- -------                   ------ ----------

                  Less than 5 yea                             None
                  5 years or more                             100%

     Such benefits shall be paid as provided in Section Fifteen hereof. Notwithstanding the above, any portion of a Participant's ESOP Account which is attributable to the 1991 transfer of assets from the Arkansas Best Employee Stock Ownership Plan will become one hundred percent (100%) vested and nonforfeitable if he is employed by the Sponsoring Company or an Affiliated Company on his 55th birthday."


30 Effective on November 1, 1997, existing Subsection 14.3(2) of the Plan is hereby deleted in its entirety, and the following is substituted in its place:

          "14.3(2) In the case of any Participant who suffers a Termination of Employment and who has no vested amount in his Basic or Supplemental Before-Tax Deposit Accounts, his Choice Benefits Deposit Account, his Company Matching Deposit Account or his ESOP Account in accordance with the provisions of Section 14.1 hereof, Vesting Years of Service before any period of One-Year Periods of Severance shall not be taken into account if such Participant's latest Period of Severance equals or exceeds the greater of (i) five (5) consecutive One-Year Periods of Severance, or (ii) his aggregate Periods of Service before the commencement of such latest Period of Severance. Such aggregate Periods of Service before the commencement of such latest Period of Severance shall be deemed not to include any Vesting Year of Service which precedes a One-Year Period of Severance if as of or prior to December 31, 1984, the duration of the consecutive One-Year Periods of Severance measured in years equals or exceeds the Participant's Vesting Years of Service prior to the One-Year Periods of Severance."


31 Effective on November 1, 1997, existing Subsection 14.3(3) of Plan is hereby deleted in its entirety, and the following sentence is substituted in its place:

                                                                     Exhibit 4.6


          "14.3(3) In the case of any Participant who has five (5) consecutive One-Year Periods of Severance, Vesting Years of Service after such five (5) year period shall not be taken into account for purposes of determining the vested amount in his Company Matching Deposit Account or ESOP Account which accrued prior to such five (5) year period."


32 Effective on November 1, 1997, existing Section 14.4 of the Plan is hereby deleted in its entirety, and the following is substituted in its place:

          "14.4(1)       Forfeiture of Non-Vested Amount.
                         ---------- -- ---------- ------

                         (a) In the case of any  Participant  who has suffered a
                    Termination of Employment and who has received a distribution of the vested amount in his Company Matching Deposit Account, ESOP Account, and his Basic and Supplemen tal Before-Tax Deposit Accounts and his Choice Benefits Deposit Account (the 'Vested Amount') on or prior to the last day of the second (2nd) Plan Year following the Plan Year in which such Termination of Employment occurs, the excess, if any, of the amount in his Company Matching Deposit Account and ESOP Account over the vested amount in such Accounts (the 'Non-Vested Amount') shall be forfeited as of the last day of the second (2nd) Plan Year following the Plan Year during which such Participant suffers such Termination of Employment.

                         (b) In the case of any  Participant  who has suffered a
                    Termination of Employment and who has no Vested Amount at the time of such Termination of Employment, the amount in his Company Matching Deposit Account and ESOP Account shall be forfeited as of the last day of the second (2nd) Plan Year following the Plan Year during which such Participant suffers such Termination of Employment.

                         (c) In the case of any  Participant  who has suffered a
                    Termination of Employment and who has not received a distribution of the Vested Amount on or prior to the last day of the second (2nd) Plan Year following the Plan Year in which such Termination of Employment occurs, the Non-Vested Amount shall be forfeited as of the last day of the second
                    (2nd) Plan Year following the Plan Year in which the Participant incurs five (5) consecutive One-Year Periods of Severance.

          14.4(2) Subject to the provisions of Subsection 14.5(2) hereof, forfeited, Non-Vested Amounts shall reduce the Company Matching Deposits of each Participating Company under Subsection 6.1(1). If the amount of the forfeited, Non-Vested Amounts for a Plan Year exceeds the amount of the Company Matching Deposits for the Plan Year, the excess shall be treated as an increase in the specified percentage determined in accordance with Subsection 6.1(1) for the Plan Year."


33 Effective on November 1, 1997, existing Section 14.5 of the Plan is hereby deleted in its entirety, and the following is substituted in its place:

     "14.5   Restoration of Forfeited Non-Vested Amount.
             ----------- -- --------- ---------- ------

          14.5(1) In the event a Participant: (i) who has received a distribution of the vested amount in his Company Matching Deposit Account and, if applicable, his ESOP Account in accordance with Section 14.4 hereof, or (ii) who has no vested amount in his Company Matching Deposit Account and, if applicable, his ESOP Account at the time of his Termination of Employment, as described in Subsection 14.4(1)(b) hereof, returns to

                                                                     Exhibit 4.6


     employment with a Participating Company as an Employee prior to the date on which such Participant has incurred five (5) consecutive One-Year Periods of Severance, the amount in such Participant's Company Matching Deposit Account or ESOP Account which was forfeited pursuant to Section 14.4 hereof (without adjustment for any gains or losses in the Trust Fund subsequent to such forfeiture) shall be restored to such Participant's Company Matching Deposit Account and ESOP Account; provided, however, that if a Participant received a distribution of the vested amount of his Company Matching Deposit Account and ESOP Account and is reemployed by a Participating Company as an Employee more than one year after his Termination of Employment, such restoration shall not occur unless and until: (i) such Participant repays to the Plan the full amount of his Company Matching Deposit Account or ESOP Account previously distributed to him, and (ii) such Participant's repayment is made before the earlier of the end of (I) the five (5) year period beginning with the Participant's date of reemployment or (II) a period of five (5) consecutive One-Year Periods of Severance commencing after the date on which such Participant received such distribution. Upon the restoration of a Participant's Company Matching Deposit Account and ESOP Account as provided for hereinabove, the vested amount in such Participant's Company Matching Deposit Account and ESOP Account (whether attributable to amounts restored, amounts, if any, repaid by the Participant or additional amounts added to such Account after such reemploy ment) shall thereafter be determined in accordance with the provisions of this Section Fourteen without regard to such Participant's original Termination of Employment.

          14.5(2) The restoration of a Participant's Non-Vested Amount in his Company Matching Deposit Account or ESOP Account, as provided for in Subsection 14.5(1) above, shall be made from the Non-Vested Amounts forfeited pursuant to Section 14.4 hereof during the Plan Year of such restoration before any use of such forfeitures as provided in Subsection 14.4(2) hereof. In the event there are not sufficient forfeitures to restore the entire amount owing to Participants under Subsection 14.5(1) above, the additional amount necessary for restoration shall be contributed by the Participating Company employing such Participant as a special contribution to be allocated to the Company Matching Deposit Account or ESOP Account of the affected Participant."


34 Effective as of January 1, 1998, existing Subsection 15.2(2) of the Plan is deleted in its entirety, and the following is substituted in its place:

          "15.2(2) Notwithstanding any other provision of this Section Fifteen to the contrary, if the vested amounts in the Participant's Accounts (other than his Rollover Account) do not exceed Five Thousand Dollars ($5,000), distribution shall be made as provided in Subsection 15.2(l), as if the Participant had requested distribution on the Participant's Severance from Service Date."


35 Effective as of January 1, 1998, existing Subsection 15.2(4) of the Plan is deleted in its entirety, and the following is substituted in its place:

          "15.2(4) Notwithstanding any other provision of this Section Fifteen to the contrary, no distribution shall be made before the earlier of the Participant's Retirement Date or death without the Participant's written consent to the commencement of such distribution obtained not more than ninety (90) days prior to such commencement of distribution, if the combined vested value of such Participant's Company Matching Deposit Account, Basic and Supplemental Before-Tax Deposit Accounts, ESOP Account and Choice Benefits Deposit Account as of such date exceeds Five Thousand Dollars ($5,000)."

                                                                     Exhibit 4.6


36 Effective November 1, 1997, existing Section 15.5 of the Plan is hereby deleted in its entirety, and the following is substituted in its place:

          "15.5 Benefits Payable in Cash. All disbursements from the Trust Fund shall be made in cash, and no Participant may elect to receive an in kind distribution except as specifically provided in this Section 15.5 and
     Section 15.10 below; provided, however, that a Participant shall have a right to demand that distribution of his ESOP Account be made in whole shares of Company Stock (with the value of any fractional shares paid in cash)."


37 Effective on November 1, 1998, existing Section 15.5 of the Plan is hereby deleted in its entirety, and the following is substituted in its place:

          "15.5 Benefits Payable in Cash. All disbursements from the Trust Fund shall be made in cash, except that to the extent the Participant's Accounts are invested in Company Stock, distribution may be made in whole shares of Company stock, at the election of the Participant; provided, however, that any fractional shares of Company Stock shall be paid only in cash."


38   Effective as of January 1, 1998,  the first  paragraph of existing  Section
     15.8 of the Plan is deleted in its entirety, and the following paragraph is substituted in its place:

          "15.8 Benefits Payable Pursuant to a Qualified Domestic Relations Order. Notwithstanding any other provision of the Plan to the contrary, immediate distribution of benefits payable to an Alternate Payee pursuant to a Qualified Domestic Relations Order shall be permitted even though the Participant whose benefits have been assigned to the Alternate Payee would not be entitled to receive a distribution at such time, if all of the following requirements are met: (i) the Participant's Account is one hundred percent (100%) vested and nonforfeitable at such time pursuant to
     Section 14.1 hereof, (ii) the entire amount payable to the Alternate Payee does not exceed Five Thousand Dollars ($5,000), or the Alternate Payee has requested immediate distribution in writing, (iii) allocation pursuant to
     Section 8.1 hereof of all amounts required to be paid to the Alternate Payee has been completed, and (iv) the Qualified Domestic Relations Order requires or permits immediate distribution."


39 Effective on November 1, 1997, the following new Section 15.10 of the Plan is hereby added after Section 15.9 of the Plan:

          "15.10 Put Option for ESOP Accounts Only. The Sponsoring Company shall provide a 'put option' to any Participant (or Beneficiary) who receives a distribution of Company Stock from his ESOP Account at times when such Company Stock is not readily tradable on an established market. The put option is to be exercisable only by the Participant, the Participant's donees or a Beneficiary, including Alternate Payees or a person (including an estate or its distributee) to whom the Company Stock passes by reason of a Participant's death. The put option must permit the Participant to put the Company Stock to the Sponsoring Company. The put option must be exercisable during the sixty (60) consecutive days beginning on the date that the Company Stock subject to the put option is distributed by the Plan, and for another sixty (60) consecutive days during the Plan Year next following the Plan Year in which the shares were distributed. The put option may be exercised by the holder notifying the Sponsoring Company in writing that the put option is being exercised. The period during which a put option is exercisable does not include any period when a distributee is unable to exercise it because the party bound by the put option is prohibited from honoring it by applicable Federal or state law. The price at which the put option is exercisable is the fair market value of the Company Stock on the date of the transaction determined in good faith based on all relevant factors.

                                                                     Exhibit 4.6


          Payment pursuant to the put option shall be made: (1) in the case of distribution of the Participant's entire ESOP Account within one taxable year of the recipient, no less rapidly than in substantially equal installments at least annually over a period beginning no later than thirty
     (30) days after the exercise of the put option and not exceeding five (5) years in all; adequate security shall be provided and reasonable interest shall be paid on any installments outstanding after thirty (30) days after exercise of the put option; and (2) in the case of any other form of distribution not described in (1), within thirty (30) days of the exercise of the put option. Payment pursuant to the put option shall be made no less rapidly than in substantially equal installments at least annually over a period beginning no later than thirty (30) days after the put option and not exceeding five (5) years in all, except that the repayment period may be extended to a date no later than ten (10) years after the earlier of the date the put option is exercised or the date of final repayment of any debt incurred in connection with the acquisition of the Company Stock. The provisions described in this Section 15.10 are nonterminable even by the custodian or trustee of an individual retirement account described in
     Section 408(a) of the Code established by the Participant or his surviving spouse.

          Shares of Company Stock held or distributed by the Trustee may include such legend restrictions on transferability as the Sponsoring Company may reasonably require in order to assure compliance with applicable Federal and state securities law. Except as otherwise provided in this Section 15.10, no shares of Company Stock held or distributed by the Trustee may be subject to a put, call, or other option, or buy-sell or similar arrangement."


40 Effective on November 1, 1997, existing Section 22.2 of the Plan is hereby amended to add the following new sentence to the end thereof:

     "The Administrative Committee is empowered to direct the Trustee to transfer assets and liabilities from the Plan relating to such Participant Accounts as the Administrative Committee designates to another plan; provided, however, that such transfer must meet the requirements of the directly preceding sentence of this Section 22.2 and Section 414 of the Code. Any trust-to-trust transfer under this Section 22.2 shall, except as allowed by the Administrative Committee in its sole discretion, not include any amounts in a Participant's Account attributable to Company Stock."


41 Effective on November 1, 1997, existing Section 22.3 of the Plan is hereby deleted in its entirety, and the following is substituted in its place:

          "22.3 Continuance by Successor Company. In the event of the liquidation, dissolution, merger, consolidation or reorganization of a Participating Company, the successor company may adopt the Plan and Trust for the benefit of the employees of such Participating Company, if such adoption is approved by the Sponsoring Company. If the Sponsoring Company approves such successor company's adoption of the Plan and Trust, the successor company shall, in all respects, be substituted for such Participating Company under the Plan and Trust. Any such substitution of such successor company shall constitute an assumption of Plan liabilities by such successor company, and such successor company shall have all of the powers, duties and responsibilities of such Participating Company under the Plan and Trust. If such successor company does not adopt the Plan and Trust, subject to the Sponsoring Company's approval, the Plan and Trust shall be terminated with respect to such Participating Company in accordance with the provisions of the Plan and Trust Agreement."


42 Effective on November 1, 1997, existing Section 23.3 of the Plan is hereby deleted in its entirety, and the following is substituted in its place:

                                                                     Exhibit 4.6


          "23.3 Rights to Benefits upon Termination of Plan or Complete Discontinuance of Deposits. Upon the termination or partial termination of the Plan or the complete discontinuance of contributions by each and all of the Participating Companies, the rights of each Participating Company's Employees who are then Participants (or, in the case of a partial termination, who are then Participants affected by the termination) and the rights of each other person, other than a person who has forfeited his non-vested amounts pursuant to Section 14.4 hereof prior to the effective date of such termination (or partial termination) or complete discontinuance, to the amounts credited to his Accounts at such time, shall be nonforfeitable without reference to any formal action on the part of any affected Participating Company, the Administrative Committee or the Trustee."


     IN WITNESS WHEREOF, TREADCO, INC. has caused this instrument to be executed by its duly authorized officers on this 6th day of April, 1998.

                                           TREADCO, INC.



                                           By /s/ R.F. Cooper
                                              ----------------------------------
                                              Title Secretary
                                                    ----------------------------